Exhibit 99.1

Riot Blockchain, Inc. H.C. Wainwright Cryptocurrency, Blockchain & FinTech Conference April 27, 2021

Forward looking statements The information provided in this presentation may include forward - looking statements within the meaning of the federal securities laws, including as to the completion and effects of the contemplated acquisition by Riot Blockchain, Inc . (the “Company” or “Riot”) of Whinstone US, Inc . (“Whinstone US” or “Whinstone”) and the future financial performance and operations of the Company . Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward - looking statements . Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward - looking statements . These forward - looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect . Actual results and the timing of events could differ materially from those anticipated in such forward - looking statements as a result of various risks and uncertainties . These forward - looking statements include, but are not limited to, statements about the benefits of the contemplated acquisition of Whinstone US, including financial and operating results, and the Company’s plans, objectives, expectations and intentions . Among the risks and uncertainties that could cause actual results to differ from those expressed in the forward - looking statements are : (1) the satisfaction or waiver of the conditions precedent to the consummation of the contemplated acquisition, including receipt of required regulatory clearances ; (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive purchase agreement ; (3) unanticipated difficulties or expenditures relating to, of the failure to realize the benefits of, the contemplated acquisition ; (4) legal proceedings, judgments or settlements in connection with the contemplated acquisition ; (5) disruptions of current plans and operations caused by the announcement and pendency of the contemplated acquisition ; and (6) the response of employees, customers, suppliers, business partners and regulators to the announcement of the contemplated acquisition . Detailed information regarding other factors that may cause actual results to differ materially from those expressed or implied by statements in this presentation may be found in the Company's filings with the U . S . Securities and Exchange Commission (the “SEC”), including in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” of the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2020 , which was filed with the SEC on March 31 , 2021 , and the Company’s Current Reports on Form 8 - K which were filed with the SEC on April 8 , 2021 and April 9 , 2021 , copies of which may be obtained from the SEC's website at www . sec . gov . The Company does not undertake any obligation to update forward - looking statements contained in this presentation . Stock price data on slide 4 is Riot’s closing price on April 20 , 2021 , the date immediately preceding April 21 , 2021 , which was the recording date of the webinar for the H . C . Wainwright Cryptocurrency, Blockchain & FinTech Conference . 2

Presenter: Jason Les • Chief Executive Officer • CEO since February 2021 and Director since 2017 • Driving force behind Riot’s mission to become one of the most relevant and significant companies supporting America’s role in the development of the Bitcoin network. • Deeply involved in Bitcoin since 2013. 3

Riot: A leader in US Bitcoin mining • Riot began mining Bitcoin in 2017 and operated a mining facility in Oklahoma City from early 2018 to mid - 2020. • In early 2020, Riot made a strategic shift to lower operating costs and moved its entire mining fleet to Coinmint , LLC’s (“ Coinmint ”) Bitcoin mining hosting facility in Massena, NY, located on a former aluminum smelting facility owned by Alcoa. • By establishing a solid relationship with leading ASIC mining manufacturer Bitmain Technologies Limited (“ Bitmain ”) , the Company has established itself as a first mover in growing hash rate during a time of significant appreciation in the price of Bitcoin . • Riot has entered into nearly $230 million in purchase contracts with Bitmain for latest - generation miners since late 2019. • With its fleet of deployed and ordered miners, Riot has positioned itself as an industry leader in Bitcoin mining. • With its recently announced acquisition of a 300MW Bitcoin mining facility in Rockdale Texas, Riot is positioned to become an industry leader as measured by hash rate growth and low costs. 4 Ticker symbol: NASDAQ: RIOT Share price: (1) $38.56 Shares issued & outstanding: (2) 84.1 million Avg daily trading volume: (3) 28.5 million Net cash: (4) $233 million BTC held on balance sheet: (5) 1,560 BTC Current hashing capacity: (6) 1.6 EH/s Future hashing capacity: (7) 7.7 EH/s Current power consumption: (8) 50 MW Future power consumption: (9) 250 MW (1) Closing price as of April 20 / 21 ; (2) as of Mar . 31 / 21 ; (3) 90 day average trading volume ; (4) as of Dec . 31 / 20 ; (5) as of Mar . 31 / 21 ; (6) estimated by end of April 2021 ; (7) estimated by Q 4 2022 ; (8) estimated by end of April 2021 ; (9) estimated by Q 4 2022

Introduction to Bitcoin • Bitcoin uses cryptography to secure and verify transactions on a distributed network . • Bitcoin uses a blockchain as the data structure that serves as the public ledger of all transactions. • Bitcoin is the dominant cryptocurrency with a US$1.2 trillion global market capitalization. • Bitcoin is decentralized – i.e. it is not controlled by any one person, entity or government (as compared to fiat currencies). • Bitcoin has the strongest , most secure , and most decentralized network of all cryptocurrencies. • Bitcoin is sound money , with only 21 million coins total coded into its supply schedule. 5

Introduction to Bitcoin mining • Bitcoin mining is the process of repeatedly guessing inputs into an algorithm until the desired output is observed. Miners compete to get this output, which results in a reward. • The primary purpose of mining is to set the history of transactions in such a way that is computationally impractical to modify by any one entity. • Bitcoin adds new transactions, in a data structure called blocks, to its blockchain approximately every 10 minutes. • Bitcoin needs a network - wide agreement on the shared transaction history, including transaction ordering. • Bitcoin mining has evolved from early adopters on their laptops, to hobbyists in their basements, to large - scale industrial operations owned and operated by publicly traded companies. • Despite volatility, Bitcoin mining continues to be a profitable venture for those with operational know - how and access to low variable - cost structures. 6 Inside a building at Whinstone US, Riot’s recently announced mining facility acquisition

Riot’s Bitcoin mining hash rate growth • Since 2019, multiple long - term purchase orders with industry - leading hardware manufacturer, Bitmain . • 1.3 EH/s hashing capacity as of beginning of Q2 2021. • 1.6 EH/s hashing capacity estimated by the end of April 2021. • Monthly shipments of additional miners from currently executed purchase orders are expected to continue through October 2022. • Riot’s aggregate Bitcoin mining hash rate capacity estimated to reach 5 EH/s by the end of 2021, and 7.7 EH/s by Q4 2022. Riot’s growth schedule (EH/s) 7

Riot’s operations in Massena, NY • Riot’s mining fleet is hosted at Coinmint’s hosting facility in Massena, NY. Riot moved its entire fleet from Oklahoma City to Massena in mid - 2020. • Coinmint’s facility is a former Alcoa smelting operation with 435 megawatts (“MW”) in total capacity, of which 50 MWs is utilized by Riot. • Energy supplied by Zone D of the NYISO grid. • 88% of Coinmint’s electricity generation is from zero - emission sources. • Low carbon footprint, low - cost energy and lower average daily temperature as compared to OKC, supporting miner longevity and profitability. • Riot’s estimated mining hash rate capacity at Coinmint represents approx. 1% of the total network hash rate.* Coinmint, LLC’s hosting facility in Massena, NY * Riot’s estimated mining hash rate capacity will reach approximately 1.6 EH/s during April 2021. Total Bitcoin network hash rate is currently estimated to be approximately 160 EH/s. 8

Texas pilot project • Riot’s continuously explores new mining technology to maintain a leading position within the mining industry. • In December 2020, Riot announced a pilot project utilizing up to 8 MW to assess the potential for higher productivity and lower cost mining opportunities. • Partnership with Lancium , LLC evaluating power strategies to reduce energy costs within ERCOT. • Partnership with Enigma Digital Assets AG (“Enigma”) evaluating next - generation immersion cooling technology. • First phase of project evaluates immersion cooling technology to cool the mining machines. Improved cooling helps extend machine life and opens the opportunity to increase mining productivity. 9 An Enigma container utilizing immersion cooling

Acquisition of Whinstone In April 2021, Riot announced the acquisition of Whinstone: • Whinstone’s facility is largest single Bitcoin mining facility in North America, with 300 MW in developed capacity, and is expandable to 750 MW. • Transaction provides Riot with a clear and de - risked path to growth, by an additional 450 MW. • 100 acre site sits within a 33,000 acre Alcoa site, and includes three buildings encompassing 190,000 square feet. • Attractive long - term power purchase agreement. • Three institutional hosting clients currently operating an estimated 95,000 ASIC miners. • Industry - leading development team of 100+ employees. • Adds synergies and diversifies Riot’s revenues with ancillary revenue streams from hosting, engineering & power services. • Total consideration of $80 million in cash and 11.8 million shares of Riot common stock, representing 12.3% of pro - forma shares outstanding, post - closing. Transaction is expected to close during Q2 2021, subject to customary closing conditions, including receipt of required regulatory clearances. Whinstone Bitcoin mining facility in Rockdale, Texas 10

Acquisition accelerates growth plan Riot 2017 to 2020 Riot + Whinstone: 2021 onwards A leading Bitcoin miner with access to large miner purchases Largest publicly - traded Bitcoin mining & hosting company and a leading US Bitcoin platform Current mining fleet entirely hosted at Coinmint’s Massena, NY facility Rapidly - scaling self - mining business with one of the world’s largest mining facilities , under one umbrella Mining fleet powered at site with relatively - low power costs Power costs amongst the lowest in the industry Industry - leading management team Industry - leading management plus highly - talented execution team with over 100 employees Nasdaq listing provides efficient access to capital Clear and significantly de - risked path to capital deployment 11

Bitcoin ’s relationship with electricity • Bitcoin mining uses electricity to objectively, and independently from the system itself, verify that a certain amount of time has passed between each new block. • Because electricity is a scarce and non - forgeable resource, counterfeiting and tampering with Bitcoin ’s public ledger is prohibitively costly. • Bitcoin ’s electricity input contributes to its security – e.g. an attacker would need more electrical energy than the entire network itself to attempt an attack. • Bitcoin ’s consumption of electrical energy is therefore a positive, not a negative. • Bitcoin uses electrical energy to create a global, free, censorship - resistant and politically independent monetary system. 12

Bitcoin mining and ESG (1 of 2) • 76% of Bitcoin miners utilize renewable energy as a part of their energy mix with renewable energy accounting for approximately 40% of their overall energy mix.* • Bitcoin miners are incentivized to minimize their electricity costs. Globally, Bitcoin miners congregate to areas with the cheapest electricity, acting as the global electricity buyer of last resort. • Bitcoin miners therefore tend to cluster around comparatively under - utilized renewables infrastructure. • Bitcoin mining’s utilization of renewable energy far exceeds the averages seen in other commercial or industrial power loads. • Current estimates are that Bitcoin uses approximately 15.13 gigawatts of electricity or 139 terawatt hours on an annualized basis. In comparison, the global aluminum smelting industry uses approximately 900 terawatt hours per year. * Source: Cambridge Analytica 2020 report, and Electricity Consumption Index Cambridge Bitcoin Electricity Consumption Index 13

Bitcoin mining and ESG (2 of 2) • Bitcoin miners actively seek stranded renewable energy sources. By increasing demand for renewable energy production, costs over time are reduced for the public. • Bitcoin mining helps solve the problem of excess production of renewable energy – e.g. when more energy is produced than there is market demand for. • In markets like Texas’ ERCOT, flexible loads like Bitcoin mining can serve as a demand response resource. • The ERCOT grid is a model environment for renewable generation sources. • Unsubsidized, levelized cost of wind and solar power generation has been decreasing substantially over the past ten years. • The above - mentioned factors, combined with West Texas being an ideal environment for solar and wind generation, is driving a substantial year over year increase in renewable generation interconnection. 14

Is Bitcoin the future? The potential shift: a complete re - invention of global finance A new store of value (e.g. better version of gold) A global currency & unit of account A savings - oriented vs. consumption - oriented economy Significant long - term implications for nation states & central banks 15

Riot Blockchain, Inc. For more information, please contact: IR@riotblockchain.com 16